FOR IMMEDIATE RELEASE

Alexander & Baldwin to Present at Citi 2018 Global Property CEO Conference

HONOLULU (March 1, 2018) – Alexander & Baldwin, Inc. (NYSE: ALEX) announced today that Chris Benjamin, president and CEO, and James Mead, executive vice president and CFO, will present at the Citi 2018 Global Property CEO Conference. The Company’s presentation is scheduled for Wednesday, March 7, 2018 at 7:30 a.m. Eastern Time. The audio webcast may be accessed on the Company’s website at www.alexanderbaldwin.com or at:

http://www.veracast.com/webcasts/citigroup/globalproperty2018/78301186123.cfm

FORWARD-LOOKING STATEMENTS
Statements in this release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding possible or assumed future results of operations, business strategies, growth opportunities and competitive positions. Such forward-looking statements speak only as of the date the statements were made and are not guarantees of future performance. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those expressed in or implied by the forward looking statements. These factors include, but are not limited to, prevailing market conditions and other factors related to the Company's REIT status and the Company business generally discussed in the Company's most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission. We do not undertake any obligation to update the Company's forward-looking statements.

ABOUT ALEXANDER & BALDWIN
Alexander & Baldwin, Inc. is a Hawai`i corporation, and has elected to qualify as a Real Estate Investment Trust (REIT) beginning with the 2017 tax year. A&B owns, operates and manages 4.1 million square feet of retail, industrial and office space primarily in Hawai`i and on the U.S. Mainland, and is the largest owner of grocery/drug-anchored retail centers in Hawai`i. Our Hawai`i footprint extends beyond commercial real estate and includes interest in land operations and materials and infrastructure construction, which are operated under a Taxable REIT Subsidiary (TRS). With ownership of approximately 86,000 acres in Hawai`i, A&B is the state’s fourth largest private landowner, and one of the state’s most active real estate investors. A&B also is Hawai`i’s largest materials company and paving contractor. Additional information about A&B may be found at www.alexanderbaldwin.com.

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Contact:
Suzy Hollinger
808-525-8422
shollinger@abhi.com